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     Exhibit 10.25    Amended Lease Agreement, dated December 30 25, 1997
                      between Five-Forty North Associates a Partnership and the Registrant, for Registrant's offices, demonstration facility, and equipment manufacturing facilities

                       FIRST AMENDMENT TO LEASE AGREEMENT

         This First Amendment to Lease Agreement dated as of this 30th day of December, 1997, by and between FIVE-FORTY NORTH ASSOCIATES, a New Hampshire limited partnership having a mailing address of 540 North Commercial Street, Manchester, NH 03101 (hereinafter referred to as the "Landlord"), and KYZEN CORPORATION, a Utah corporation (hereinafter referred to as the "Tenant").

         WHEREAS, Landlord and Tenant are parties to a Lease Agreement dated Apri1 25, 1995 (the "Lease") under which Landlord leased to Tenant and Tenant leased from Landlord a portion of the building located on land owned by the Landlord at 540 North Commercial Street in Manchester, New Hampshire (the "Building");

         WHEREAS, Landlord desires to lease to Tenant and Tenant desired to vacate the portion of the Leased Premises located on the second floor of the Building and consolidate its operations into the portion of the Leases Premises located on the first floor of the Building, and to extend the term of the Lease; and

         WHEREAS, the parties desire to amend the Lease to provide for the terms and conditions under which the Leased Premises are reduced and the term of the Lease extended.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

         1. All defined terms, not otherwise defined herein, shall have the definitions ascribed to them in the Lease.

         2. Effective January 1, 1998, Section 1.I of the Lease is amended by deleting the words "Eleven Thousand Three Hundred Twenty-Nine (11,329)", and inserting the following in its place: "Six Thousand Six Hundred Twenty-Five (6,625), all located on the first floor."

         3. Effective January 1, 1998, Exhibit A-1 of the Lease is deleted and the attached Exhibit A-1 is inserted in its place.

         4. Section 1.2 of the Lease is deleted in its entirety and the following inserted in its place:

         1.2 Landlord shall perform certain work to the Leased Premises as described in Exhibit 1.2 attached hereto by approximately January 1, 1998, subject to delays caused by governmental restrictions, strikes, lockouts, shortages of labor or material, acts of God, war or civil commotion, fire, unavoidable casualty, inclement weather or cause beyond the reasonable control of Landlord. The cost of such improvements shall be paid by Tenant within thirty (30) days following the receipt by Tenant of an invoice from Landlord after completion of the work.

         5. Section 2.1 of the Lease is amended by adding the following sentence: "The term of this Lease is extended for a two (2) year period commencing June 1, 1998 and terminating May 31, 2000."

         6. The first sentence of Section 3.1 is amended by adding the following to the end of the sentence: ", which additional term, if renewed, shall be from June 1, 2000 until May 31, 2001."

         7. Subsection (d) of Section 4.1 is deleted in its entirety and the following subsections added to Section 4.1:



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                  (d) From February 1, 1998 until May 31, 1999, the annual sum of Thirty-three Thousand One Hundred Dollars ($33,120), payable at equal monthly installments of Two Thousand Seven Hundred Sixty Dollars ($2,760).
                  (e) From June 1, 1999 until May 3 1, 2000, the annual sum of
                      Thirty-four Thousand Nine Hundred Twenty Dollars ($34,920), payable in equal monthly installments of Two Thousand Nine Hundred Ten Dollars ($2,910).
                  (f) From June 1, 2000 until May 31, 2002 (if the option is exercised), the annual sum of Thirty-six Thousand Eight Hundred Forty Dollars ($36,840), payable in equal monthly installments of Three Thousand Seventy Dollars ($3,070).

         8. Section 4. 1 of the Lease is further amended by the addition of the following paragraph:

         "Notwithstanding any other provisions contained in the Lease to the contrary, the amount stated above for Base Rent, beginning February 1, 1998, shall be inclusive of Tenant's Common Area Maintenance Charge and Tenant's Proportionate Share of Real Estate Taxes, and all provisions with regard to payment by Tenant of said amounts in addition to Base Rent, beginning February 1, 1998 shall be of no further force and effect.

         9. Section 5.1 is amended to delete "Four Thousand Seven Hundred Twenty-Five Dollars ($4,725)" and inserting the following in its place: "Two Thousand Seven Hundred Sixty Dollars ($2,760)".

         10. The fifth sentence of Section 7. 1 of the Lease is deleted in its entirety and the following inserted in its place: "Tenant shall be provided eleven (11) parking spaces, including six (6) parking spaces on site [one (1) in front and five (5) on riverside] and five (5) parking spaces in the Arms Parking Lot."

         11. Section 12.1 is amended by deleting the following words from the first sentence: "...with offices on the second floor, [Four Thousand Seven Hundred Four (4,704) square feet] and production on the first floor, south end [Six Thousand Six Hundred Twenty-Five (6,625) square feet] ...

         12. Exhibit C , Rules and Regulations, of the Lease Agreement is amended and attached hereto. Tenant, its servants, employees, agents, visitors, invitees, and licensees, shall observe faithfully and comply strictly with the revised Rules and Regulations set forth in Exhibit C hereto, and shall abide by and conform to such further rules and regulations as Landlord may from time to time reasonably make, amend or adopt, after Tenant receives a copy thereof.

         13. Section 27.1 is hereby amended as follows: "If to tenant: Mr. James
J. Andrus" is deleted and replaced with: "Mr. Thomas J. Herrmann, 430 Harding Industrial Drive, Nashville, TN 37211."

         14. Except as amended herein, all terms and conditions of the Lease remain in full and effect, unless they have previously expired.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease Agreement as of the day and year first written above.

FIVE-FORTY NORTH ASSOCIATES

Dated: December 30, 1997
By: /s/ John C. Madden
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    John C. Madden, General Partner

KYZEN CORPORATION

Dated: December 30, 1997
By: /s/ Thomas J. Herrmann
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    Thomas J. Herrmann, Vice President